Exhibit 99.1

Lantheus Reports Third Quarter 2023 Financial Results
•Worldwide revenue of $319.9 million for the third quarter 2023, representing an increase of 33.7% from the prior year period
•GAAP net income of $132.0 million for the third quarter 2023, compared to GAAP net income of $61.2 million in the prior year period
•GAAP fully diluted net income per share of $1.88 for the third quarter 2023, compared to GAAP fully diluted net income per share of $0.86 in the prior year period; adjusted fully diluted net income per share of $1.47 for the third quarter 2023, compared to adjusted fully diluted net income per share of $0.99 in the prior year period
•Net cash provided by operating activities was $116.7 million for the third quarter 2023. Free cash flow was $102.1 million in the third quarter 2023
•The Company updates full year 2023 revenue and adjusted diluted earnings per share guidance
BEDFORD, Mass., November 2, 2023 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its third quarter ended September 30, 2023.
The Company’s worldwide revenue for the third quarter of 2023 totaled $319.9 million, compared with $239.3 million for the third quarter of 2022, representing an increase of 33.7% over the prior year period.
The Company’s third quarter 2023 GAAP net income was $132.0 million, or $1.88 per fully diluted share, as compared to GAAP net income of $61.2 million, or $0.86 per fully diluted share for the third quarter of 2022.
The Company’s third quarter 2023 adjusted fully diluted net income per share, or earnings per share (“EPS”), was $1.47, as compared to $0.99 for the third quarter of 2022, representing an increase of approximately $0.48 from the prior year period.
Lastly, net cash provided by operating activities was $116.7 million for the third quarter 2023. Free Cash Flow was $102.1 million in the third quarter of 2023, representing an increase of approximately $14.6 million from the prior year period.
“We made meaningful progress during the quarter with PYLARIFY® and DEFINITY® in our commercial portfolio, and with PNT2002 and MK-6240 in our pipeline,” said Mary Anne Heino, Chief Executive Officer of Lantheus. “We believe that our unique capabilities, commitment to innovation and excellence, and growing pipeline supports our position as the leading radiopharmaceutical-focused company.”
The Company updates its guidance for full year 2023 as follows:

	Guidance Issued November 2, 2023	Previous Guidance Issued August 3, 2023
FY 2023 Revenue	$1.255 billion - $1.27 billion	$1.245 billion - $1.27 billion
FY 2023 Adjusted Fully Diluted EPS	$5.80 - $5.85	$5.60 - $5.70
On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast

As previously announced, the Company will host a conference call and webcast on Thursday, November 2, 2023, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “introduce,” “may,” “momentum,” “plan,” “potential,” “predict,” “progress,” “project,” “promising,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for fiscal year 2023 and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in a competitive environment in which other imaging agents have been approved and are being commercialized, and our ability to clinically and commercially differentiate our products from other products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility; (iii) the global availability of Molybdenum-99 (“Mo-99”) and other raw material and key components; (iv) the efforts and timing for clinical development, regulatory approval and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (v) our strategies, future prospects, and our projected growth, including revenue related to our collaboration agreements with POINT Biopharma Global Inc.; (vi) our ability to successfully continue existing clinical development partnerships using MK-6240 as a research tool and to further develop and commercialize such research tool; (vii) our ability to identify and acquire or in-license additional diagnostic and therapeutic product opportunities in oncology and other strategic areas and continue to grow our pipeline of products; and (viii) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$319,946	$239,292	$942,430	$671,895
Cost of goods sold	119,995	91,859	462,756	257,363
Gross profit	199,951	147,433	479,674	414,532
Operating expenses
Sales and marketing	37,399	25,414	106,472	73,260
General and administrative	35,741	23,759	85,163	93,945
Research and development	14,450	12,517	60,883	39,455
Total operating expenses	87,590	61,690	252,518	206,660
Operating income	112,361	85,743	227,156	207,872
Interest expense	5,054	1,626	14,978	4,604
Other (income) expense (a)	(52,649)	1,101	(60,362)	306
Income before income taxes	159,956	83,016	272,540	202,962
Income tax expense	27,999	21,784	49,259	55,710
Net income	$131,957	$61,232	$223,281	$147,252
Net income per common share:
Basic	$1.93	$0.89	$3.27	$2.15
Diluted	$1.88	$0.86	$3.18	$2.08
Weighted-average common shares outstanding:
Basic	68,436	68,756	68,188	68,482
Diluted	70,046	71,075	70,268	70,669

(a)Includes the gain on sale of RELISTOR licensed intangible asset associated with net sales royalties of $51.8 million.

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
PYLARIFY	$215,428	$143,754	49.9%	$621,419	$366,763	69.4%
Other radiopharmaceutical oncology	848	928	(8.6)%	2,383	3,183	(25.1)%
Total radiopharmaceutical oncology	216,276	144,682	49.5%	623,802	369,946	68.6%
DEFINITY	67,336	60,740	10.9%	206,688	181,374	14.0%
TechneLite	23,272	22,094	5.3%	65,853	64,139	2.7%
Other precision diagnostics	5,740	6,175	(7.0)%	17,002	16,803	1.2%
Total precision diagnostics	96,348	89,009	8.2%	289,543	262,316	10.4%
Strategic partnerships and other revenue	7,322	5,601	30.7%	29,085	39,633	(26.6)%
Total revenues	$319,946	$239,292	33.7%	$942,430	$671,895	40.3%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$131,957	$61,232	$223,281	$147,252
Stock and incentive plan compensation	13,976	8,103	36,335	21,138
Amortization of acquired intangible assets	11,659	8,306	35,132	24,918
Campus consolidation costs	45	—	3,185	—
Contingent consideration fair value adjustments	(500)	(1,500)	(9,475)	25,400
Non-recurring refinancing related fees	3	—	216	—
Non-recurring fees (a)	(51,789)	—	(54,523)	(384)
Strategic collaboration and license costs	—	—	—	500
Acquisition-related costs	169	169	507	868
Impairment of long-lived assets	—	—	138,050	—
ARO Acceleration and other related costs	320	1,287	1,045	3,087
Other	1,510	106	2,194	111
Income tax effect of non-GAAP adjustments (b)	(4,256)	(7,038)	(61,093)	(21,512)
Adjusted net income	$103,094	$70,665	$314,854	$201,378
Adjusted net income, as a percentage of revenues	32.2%	29.5%	33.4%	30.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income per share - diluted	$1.88	$0.86	$3.18	$2.08
Stock and incentive plan compensation	0.20	0.11	0.52	0.30
Amortization of acquired intangible assets	0.17	0.12	0.50	0.36
Campus consolidation costs	—	—	0.05	—
Contingent consideration fair value adjustments	(0.01)	(0.02)	(0.13)	0.36
Non-recurring refinancing related fees	—	—	—	—
Non-recurring fees (a)	(0.74)	—	(0.78)	(0.01)
Strategic collaboration and license costs	—	—	—	0.01
Acquisition-related costs	—	—	0.01	0.01
Impairment of long-lived assets	—	—	1.96	—
ARO Acceleration and other related costs	0.01	0.02	0.01	0.04
Other	0.02	—	0.03	—
Income tax effect of non-GAAP adjustments (b)	(0.06)	(0.10)	(0.87)	(0.30)
Adjusted net income per share - diluted	$1.47	$0.99	$4.48	$2.85
Weighted-average common shares outstanding - diluted	70,046	71,075	70,268	70,669
(a)Includes the gain on sale of RELISTOR licensed intangible asset associated with net sales royalties of $51.8 million.
(b)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$116,739	$93,568	$192,973	$176,429
Capital expenditures	(14,621)	(6,090)	(34,486)	(13,623)
Free cash flow	$102,118	$87,478	$158,487	$162,806

Net cash provided by (used in) investing activities	$83,218	$(6,090)	$18,008	$(11,823)
Net cash provided by (used in) financing activities	$108	$(1,959)	$(12,612)	$(6,149)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$614,131	$415,652
Accounts receivable, net	259,198	213,397
Inventory	56,462	35,475
Other current assets	11,485	13,092
Assets held for sale	7,159	—
Total current assets	948,435	677,616
Property, plant and equipment, net	140,293	122,166
Intangibles, net	163,294	315,285
Goodwill	61,189	61,189
Deferred tax assets, net	152,189	110,647
Other long-term assets	56,210	34,355
Total assets	$1,521,610	$1,321,258
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$703	$354
Accounts payable	37,076	20,563
Short-term contingent liability	—	99,700
Accrued expenses and other liabilities	138,823	127,084
Total current liabilities	176,602	247,701
Asset retirement obligations	22,823	22,543
Long-term debt, net and other borrowings	560,576	557,712
Other long-term liabilities	62,850	46,155
Total liabilities	822,851	874,111
Total stockholders’ equity	698,759	447,147
Total liabilities and stockholders’ equity	$1,521,610	$1,321,258

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Senior Director, Corporate Communications
646-975-2533
media@lantheus.com